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                                                                    Exhibit 99.2


                            ASSET PURCHASE AGREEMENT



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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 6, 2000 by and between Fairchild Semiconductor Corporation, a Delaware corporation ("Buyer"), and Micro Linear Corporation, a Delaware corporation ("Seller").

                                   Background

        Buyer desires to buy and Seller desires to sell Seller's non-wireless, non-networking semiconductor device business in exchange for cash, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

        In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

        1.1 Purchase and Sale; Definition of Purchased Assets. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances, other than Permitted Encumbrances, all of the Purchased Assets, the Business as a going concern and the goodwill related thereto, as the same shall exist on the Closing Date. "Purchased Assets" shall mean all of Seller's right, title and interest in and to the assets, properties and rights set forth or described in Section 1.1(a) through 1.1(n), inclusively (except in each case for the Excluded Assets), wherever such assets, properties and rights are located and whether such assets are tangible or intangible, matured or unmatured, known or unknown, contingent or fixed, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements:

                (a) all rights under all contracts, agreements, leases, purchase orders, sales orders, warranties, instruments and arrangements which relate to the Business, including those identified on Schedule 1.1(a) (collectively, the "Contracts"), in each case to the extent any of such rights arise from or otherwise relate to Assumed Liabilities;

                (b) the goodwill, going concern value, past and present mailing lists, customer and prospective customer lists and supplier lists, sales and marketing materials, training materials, recruiting materials, advertising materials, telephone numbers and other similar proprietary or confidential information used, held for use in, or related to the conduct of the Business;



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                (c) all employment and personnel records (including medical records) and information relating to the Business Employees, and all resumes, applicant files and other related information held by Seller (other than those records and information for which transfer is not permitted by law);

                (d) all books and records of Seller relating to the Business, including all data and other information relating to the Business stored on disks, tapes or other media (the materials and information described in subsections (b), (c) and (d) of this Section 1.1 hereinafter being referred to as "Business Records");

                (e) all mask sets owned by Seller and used in connection with the Business;

                (f) all of the furniture and office equipment, including desks, tables, chairs, file cabinets and other storage devices, communications equipment, computers and office supplies identified on Schedule 1.1(f) and any rights to the warranties and licenses received from the manufacturers and distributors of such equipment and to any related claims, credits, causes of action, rights of recovery and set-off arising with respect to such items;

                (g) all engineering and laboratory equipment identified on
Schedule 1.1(g) and any rights to the warranties and licenses received from the manufacturers and distributors of such equipment and to any related claims, credits, causes of action, rights of recovery and set-off arising with respect to such items;

                (h) all Trademarks and Copyrights related exclusively to the Business, including those listed on Schedule 1.1(h), together with the goodwill associated therewith, the right to sue for past infringement of any thereof, and all renewals, modifications and extensions thereof;

                (i) all rights under the licenses, agreements and other arrangements under which the Business uses or has the right to use any of the intangible or proprietary rights of a third party, and which are used, held for use in, or related to the conduct of the Business, including the licenses described on Schedule 1.1(i) (collectively, the "Licenses");

                (j) all of the governmental permits, licenses, approvals or other authorizations issued with respect to the Business (other than those relating to any Excluded Asset) and which are used in, held for use in, or necessary or material to, or which are otherwise required by law for, the operation of the Business to be transferred to Buyer (the "Governmental Permits") including those Governmental Permits which are described and identified in Schedule 1.1(j) (other than those Governmental Permits for which transfer is not permitted by law or the issuing authority);

                (k) all of the rights, claims or causes of action of Seller against third Persons to the extent they relate to the Purchased Assets;

                (l) all of Seller's inventories of raw materials, work in progress, parts, subassemblies and finished goods, in each case to the extent relating to the Business, and including the inventory reflected on the Closing Statement, wherever located and whether or not obsolete or carried on Seller's books of account;



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                (m) all of the Intellectual Property Rights exclusively related to the Business or more closely related to the Business than to the business to be continued after the Closing by Seller, including the Assigned IP (collectively, the "Assigned Technology"); and

                (n) rights to all of the software and information management systems described in Schedule 1.1(n), including any documentation and manuals related thereto.

        1.2 Excluded Assets. The Purchased Assets shall not include, Seller shall not sell, transfer or assign to Buyer and Buyer shall not purchase or acquire from Seller, the following (the properties and assets expressly excluded by this Section 1.2 being referred to herein as the "Excluded Assets"):

                (a) any of Seller's real property, leasehold rights thereto or any fixtures or improvements thereon;

                (b) any of Seller's manufacturing equipment (to the extent not included in the Purchased Assets under Section 1.1(g));

                (c) any of Seller's cash, bank deposits and similar bank items existing as of the opening of business on the Closing Date;

                (d) any of Seller's accounts receivable or other accounts existing as of the opening of business on the Closing Date;

                (e) any claim, right or interest of Seller in and to any refund for Taxes, together with any interest due Seller thereon, for any periods prior to the Closing Date;

                (f) all assets attributable or related to any Benefit plan;

                (g) all of Seller's rights under all contracts and agreements which are not Contracts or Licenses (each as defined herein) (the "Excluded Contracts");

                (h) all of the rights, claims or causes of action of Seller against third Persons to the extent they relate to Excluded Assets or Excluded Liabilities

                (i) any asset of Seller which is not among the Purchased Assets; and

                (j) all of the items listed on Schedule 1.2(j).

        1.3 Assumed Liabilities; Excluded Liabilities.

                (a) On the Closing Date, Buyer shall execute and deliver to Seller an assumption agreement in the form set forth in Exhibit B (the "Assumption Agreement") pursuant to which Buyer shall assume and agree to pay, perform or otherwise discharge, in accordance with their respective terms and subject to the respective conditions thereof, and subject to the provisions of
Section 1.3(b), all of the liabilities and obligations of Seller relating to the Business under the Contracts and Licenses set forth on Schedules 1.1(a) and 1.1(i), in each case solely to the extent that such liabilities or obligations constitute commitments by Seller to purchase goods to be consumed by or used in the



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Business, and which commitments (i) were made under such Contracts or Licenses in the ordinary course of business prior to the Closing Date and (ii) have not been performed or satisfied by Seller on or before the Closing Date, and provided, that in no event shall Assumed Liabilities include any liabilities or obligations of Seller for any breach of such Contracts or Licenses on or prior to the Closing Date. The foregoing obligations and liabilities, together with all the Permitted Encumbrances which are specifically identified on Schedule
2.12 hereto, are herein called the "Assumed Liabilities."

                (b) Other than the Assumed Liabilities, Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge any obligations or liabilities of Seller or any of its Affiliates, of any nature, whether due or to become due, whether or not accrued, whether or not related to the Business and whether direct or indirect, known or unknown, expressed or implied, or absolute, contingent or otherwise, existing on the Closing Date, or arising out of any transactions entered into or any state of facts existing, or the use, ownership, possession or operation of the Purchased Assets or the conduct of the Business on or prior to the Closing Date (all of such obligations and liabilities not so assumed being herein called the "Excluded Liabilities"). The Excluded Liabilities shall include the following:

                        (i) any intercompany payables and liabilities or obligations of Seller to any of its Affiliates;

                        (ii) any liabilities or obligations in respect of Excluded Assets;

                        (iii) any liability for Taxes including any liability for Taxes incident to or arising from the consummation of the transactions contemplated under this Agreement;

                        (iv) any liabilities or obligations of Seller to the Business Employees, including claims asserted for workers' compensation or under any Benefit plan or collective bargaining agreement or as a result of the transactions contemplated by this Agreement (whether or not such individual is a Transferred Employee);

                        (v) notwithstanding the provisions of any consent to assignment of any contractual right, except for those liabilities and obligations included in the Assumed Liabilities, any contractual liability or obligation relating to any period prior to the close of business on the Closing Date, including any liability or obligation for any breach of or default under any contract or arrangement which liability or obligation relates to any such breach or default occurring prior to the close of business on the Closing Date;

                        (vi) any product liability or product warranty liabilities relating to Business Products not manufactured by Buyer;

                        (vii) any liabilities for commissions owed to sales representatives, subject only to Buyer's obligations under Section 1.10;

                        (viii) any liabilities, costs or expenses relating to claims by any third party (whether direct, indirect or by implication) of the Business's misappropriation, infringement or violation of any of such third party's Intellectual Property Rights, to the extent (1) such claim was



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first made on or prior to the Closing Date or (2) such liabilities, costs or expenses arise or accrue prior to the close of business on the Closing Date;

                        (ix) any liabilities for accounts payable or other accrued liabilities of Seller; and

                        (x) any liabilities or obligations of Seller, contingent or otherwise, for any Indebtedness.

        1.4 Purchase Price; Post-Closing Adjustment; Payment.

                (a) Purchase Price. The aggregate purchase price for all of the Purchased Assets and the other agreements of Seller herein shall be $10.0 million (such amount, as adjusted pursuant to Section 1.4(b), the "Purchase Price"), to be paid to Seller on the Closing Date by wire transfer of immediately available funds to an account designated by Seller to Buyer at least two business days before the Closing Date.

                (b) Post-Closing Adjustment. The Purchase Price shall be subject to adjustment after the Closing as follows: (i) if the Inventory Value (as hereinafter defined) as set forth on the Closing Statement is less than $5.6 million, then the Purchase Price shall be reduced by the amount of such deficiency; or (ii) if the Inventory Value as set forth on the Closing Statement exceeds $5.6 million, then the Purchase Price shall be increased by the amount of such excess, provided, however, that the amount of the adjustment under either of clauses (i) or (ii) above shall not exceed $1.0 million. The Purchased Assets shall include all of the inventories pursuant to Section 1.1(l) regardless of the amount of any adjustment under this Section 1.4(b). As used herein, the "Inventory Value" shall mean the value of inventories included among the Purchased Assets pursuant to Section 1.1(l), to the extent reflected on Seller's books of account, net of reserves, as of any given date of determination, provided that any such inventory that has been returned to Seller by distributors or other customers shall only be included in the Inventory Value with Buyer's consent.

                (c) Regarding the Closing Statement.

                        (i) Within 30 days after the Closing Date, Seller shall cause to be prepared and delivered to Buyer a preliminary draft of a statement (the "Closing Statement") setting forth (i) the Inventory Value as of the Closing Date and (ii) the book value of other Purchased Assets as and to the extent recorded in Seller's books of account as of the Closing Date. The figures included in the Closing Statement shall be prepared in accordance with GAAP applied consistently (including with respect to inventory reserves reflected in the Inventory Value) with those applied in the preparation of the Year-End Financials, Interim Financials and Inventory Statement (as such terms are defined in Section 2.5). Seller will allow Buyer full and complete access to all work papers, books and records and all additional information used in preparing the Closing Statement and will make its officers, employees and independent accountants available to discuss with Buyer such papers, books, records and information. The Closing Statement, as delivered to Buyer by Seller, shall be deemed conclusive and binding on the parties and will be deemed to be the Closing Statement upon which the adjustment to the Purchase Price will be based, unless the Buyer notifies Seller within 10 days after receipt of the Closing Statement of its disagreement therewith (the



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"Dispute Notice) (which Dispute Notice shall state with reasonable specificity the reasons for any disagreement and the amounts in dispute). If there is a disagreement, and such disagreement cannot be resolved within 30 days following the receipt by Seller of the Dispute Notice, the items in dispute shall be submitted to a nationally recognized firm of independent auditors acceptable to both Buyer and Seller, and the determination by such independent auditing firm shall be binding and conclusive upon the parties. Buyer and Seller shall each pay one-half of the cost of the fees and expenses of such independent auditing firm.

                        (ii) Any adjustment to the Purchase Price pursuant to this Section shall be paid within 10 days after the final determination of such adjustment, by wire transfer to an account designated by the receiving party.

                        (iii) Seller and Buyer shall agree on the allocation of the Purchase Price among the Purchased Assets by the Closing Date.

        1.5 Time and Place of Closing.

        The closing under this Agreement (the "Closing") will take place at 9:30 a.m., local time, on a business day not later than the fifth business day after the satisfaction or waiver of all of the conditions precedent to the Closing described in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, or at such other time, date or place or by such other means as the parties shall mutually agree. The date and time on which Closing occurs is sometimes referred to herein as the "Closing Date." Subject to the provisions of Article VIII, failure to consummate the transactions contemplated hereby on the date and time and at the place determined pursuant to this Section 1.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

        1.6 Deliveries and Proceedings at Closing. At the Closing:

                (a) Deliveries by Seller. Seller shall deliver or cause to be delivered to Buyer:

                        (i) a bill of sale and instrument of assignment to the Purchased Assets, duly executed by Seller substantially in the form of Exhibit C hereto (the "Bill of Sale");

                        (ii) the Assumption Agreement, duly executed by Seller;

                        (iii) a Transition Services Agreement mutually agreeable to Buyer and Seller (the "Transition Services Agreement"), duly executed by Seller;

                        (iv) the IP License Agreement, duly executed by Seller; and

                        (v) subject to Section 1.6(d), such other instruments of conveyance as shall, in the reasonable opinion of Buyer, be necessary to vest in Buyer good, valid and marketable title to the Purchased Assets in accordance with Section 1.1.

                (b) Deliveries by Buyer.



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                        (i) Buyer shall pay to Seller the Purchase Price in
immediately available funds wired to an account designated by Seller to Buyer at least two business days before the Closing Date;

                        (ii) Buyer shall deliver the Assumption Agreement, duly executed by Buyer;

                        (iii) Buyer shall deliver the Transition Services Agreement, duly executed by Buyer; and

                        (iv) Buyer shall deliver the IP License Agreement, duly executed by Buyer.

                (c) Other Closing Deliveries. Seller or Buyer, as the case may be, shall deliver the closing certificates and other documents required to be delivered pursuant to this Agreement.

                (d) Post-Closing Deliveries. Within 10 business days after the Closing Date, Seller shall deliver to Buyer any additional certificates or instruments necessary to convey to Buyer good, valid and marketable title to the Assigned IP or any of the other Purchased Assets not conveyed, transferred or assigned to Buyer at Closing, in each case as required under applicable laws and regulations and as of the Closing Date, duly executed and in recordable form.

        1.7 Regarding Certain Consents.

        Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, permit, franchise, or claim included in the Purchased Assets which is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer the full realization and value of every contract, agreement, permit, franchise and claim of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify take all reasonable action (including without limitation the appointment of Buyer as attorney-in-fact for Seller) and do or cause to be done all such things as shall in the reasonable opinion of Buyer or its counsel be necessary or proper (a) to assure that the rights of Seller under such contracts, agreements, permits, franchises, and claims shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller in and under every such contract, agreement, permit, franchise, and claim, which consideration shall be held for the benefit of, and shall be delivered to, Buyer. Without limiting the generality of the foregoing, Seller shall, if necessary in the performance of its obligations under this Section 1.7, purchase wafers, die and/or finished goods under any Contract the benefits of which may not be enjoyed by Buyer and resell the same to Buyer at Seller's cost under such Contract. Nothing in this section shall in any way diminish Seller's obligations hereunder to obtain all consents and approvals and to take all such other actions prior to, at or following Closing as are necessary to enable Seller to convey or assign valid title to all the Purchased Assets to Buyer.



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        1.8 Post-Closing Reconciliation.

        In the event that Seller or any of its Affiliates receives payment after the Closing Date on invoices issued by Buyer relating to products sold by the Business after the Closing Date, Seller will promptly notify Buyer of such receipt and will promptly remit, or will cause such Affiliate to promptly remit, such payment to Buyer. In the event that Buyer or any Affiliate of Buyer receives payment after the Closing Date on invoices issued by Seller relating to product sold or services rendered on or prior to the Closing Date, Buyer will promptly notify Seller of such receipt and will remit, or will cause such Affiliate to promptly remit, such payment to Seller.

        1.9 IP License Agreement.

        At the Closing, Buyer and Seller shall enter into an Intellectual Property License Agreement mutually agreeable to them (the "IP License Agreement"), pursuant to which, among other things, (i) Seller will license to Buyer the Licensed IP and certain other Intellectual Property Rights of Seller,
(ii) Seller will sublicense to Buyer the Third-Party Licensed IP (subject to any required consents of the licensors thereof), (iii) Seller will license to Buyer the Home-Grown Software and (iv) Buyer will license to Seller the Assigned IP to the extent necessary for the operation of Seller's business after the Closing Date, all in accordance with and subject to the terms of the IP License Agreement.

        1.10 Commissions for Backlog Orders.

        Buyer agrees to pay commissions to sales representatives, in accordance with the terms of agreements between such sales representatives and Seller, in respect of revenues earned by Buyer following the Closing resulting from sales orders for Business Products placed in the ordinary course of business prior to Closing. In no event shall Buyer's obligations under this Section 1.10 be deemed to constitute the assignment of any contract, agreement or arrangement or of any rights thereunder, or the assumption by Buyer of any obligations or duties under any contract, agreement or arrangement, except as expressly provided in the preceding sentence.

        1.11 Software Transfer Fees.

        Buyer shall be responsible for any software transfer or similar fees relating to the assignment or transfer of the rights included among the Purchased Assets pursuant to Section 1.1(n), provided that if any such fees are unreasonably excessive in light of the transactions contemplated hereby, then upon Buyer's request such rights shall not be transferred under Section 1.1(n), but instead shall be provided by Seller to Buyer under the terms of the Transition Services Agreement to the extent permitted under the terms of applicable vendor agreements.

                                  ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the attached Schedules (referencing the appropriate section and paragraph numbers) supplied by Seller to Buyer and dated as of the date hereof, that on the date hereof and as of the



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Closing Date, as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

        2.1 Organization and Authority of Seller.

        Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect and
(iii) has the requisite power and authority to execute, deliver and perform this Agreement and all Related Agreements.

        2.2 Due Authorization; Binding Agreement.

        The execution and delivery by Seller of this Agreement and all Related Agreements and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Seller and its stockholders. Attached hereto as Schedule 2.2 is a copy of the resolutions duly adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Related Agreements. This Agreement and all Related Agreements constitute the legal, valid and binding obligations and acts of Seller enforceable in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity).

        2.3 No Conflicts.

        Except as set forth on Schedule 2.3, the execution and delivery by Seller of this Agreement and any Related Agreement to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Organizational Documents of Seller, (ii) any Contract or (iii) any contract, license, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties (tangible and intangible) or assets. Neither the execution and delivery of this Agreement and the Related Agreements, nor the consummation or performance of any of the transactions contemplated hereby or thereby, will, directly or indirectly, cause Buyer to become subject to, or liable for the payment of any, Tax, or cause any of the Purchased Assets to be reassessed or revalued by any taxing authority or other Governmental Authority, or result in the imposition or creation of any encumbrance upon or with respect to any of the Purchased Assets. Seller is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is Seller aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract to which Seller is a party is in full force and effect and Seller is not in default thereunder nor, to Seller's knowledge, is any party obligated to Seller pursuant to any such Contract in material default thereunder. Seller has obtained, or will obtain prior to the Closing, all necessary consents, waivers



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and approvals of parties to any Contract as are required (i) thereunder in connection with the transactions contemplated hereby and (ii) for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing. Subject to Section 1.7, after the Closing Buyer will be permitted to exercise all of the rights under the Contracts that were vested in Seller prior to the Closing without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

        2.4 Consents.

        No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with Seller (so as not to trigger any Conflict), is required by or with respect to Seller in connection with the execution and delivery of this Agreement and any Related Agreement to which Seller is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

        2.5 Seller's Financial Statements.

                (a) (i) Schedule 2.5(a)(i) sets forth the audited balance sheet of Seller as of December 31, 1999, and the related audited statements of income, cash flows and stockholders' equity for the 12-month period then ended (the "Year-End Financials") and (ii) Schedule 2.5(a)(ii) sets forth the unaudited balance sheet of Seller as of June 30, 2000, and the related unaudited statements of income, cash flow and stockholders' equity for the six-month period then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials have been prepared in accordance with GAAP on a basis consistent with each other and with the written financial information contained in the confidential presentation to Buyer's management or supplied to Buyer's management prior to the date hereof. The Year-End Financials and the Interim Financials present fairly the financial condition, operating results and cash flows of Seller as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which are not material in amount in any individual case or in the aggregate. Seller's unaudited balance sheet as of June 30, 2000 is referred to herein as the "Current Balance Sheet."

                (b) Schedule 2.5(b) includes statements setting forth (i) the Inventory Value as of June 30, 2000 and July 31, 2000 and (ii) the revenues of the Business for the six-month period ended June 30, 2000. The statements set forth on Schedule 2.5(b) have been prepared in accordance with GAAP and on a basis consistent with the Year-End Financials, the Interim Financials and with the written financial information contained in the confidential presentation to Buyer's management or supplied to Buyer's management prior to the date hereof.

        2.6 Business Products.

                (a) Exhibit A-1 sets forth all Business Products that (i) are being manufactured or are under development by Seller (including such products being sampled or under prototype) on the date hereof or (ii) from which Seller has earned any revenues during or after June 1997. Exhibit A-2



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sets forth all Business Products as to which Seller has earned any revenues from and including January 1997 up to and including June 2000.

                (b) As to the Business Products included thereon, Exhibit A-1 sets forth correctly and completely (i) Seller's part number for such product,
(ii) Seller's product number (designated thereon as the "Basic ML #"), (iii) whether such product has been announced as "end of life" (designated by an "E" thereon), (iv) the mask set name (if mask sets are available) and (v) the foundry associated with such product. If a mask set is not available for a product the designation "none" appears in the last column of Exhibit A-1, and if masks sets are partially available the designation "base set" appears in the last column of Exhibit A-1.

                (c) Except for such Business Products designated as "end of life" on Exhibit A-1, on the Closing Date, all of the Business Products set forth on Exhibit A-1 could be manufactured by Seller under existing agreements to the extent mask sets are available, and no rights under any other contract or agreement with any third party would be required by Seller to manufacture any Business Product set forth on Exhibit A-1.

        2.7 Inventory.

        All of the inventories of raw materials, work in progress, parts, subassemblies and finished goods included in the Purchased Assets are in good condition, suitable for their intended use and are valued at the lower of cost or market, the cost thereof being determined on a first-in, first-out basis, using standard cost as an approximation of actual cost. All such inventories consist of items of a quality and quantity usable or saleable in the ordinary course of Seller's business within a reasonable period of time and at normal profit margins, and all such inventories can be expected to be consumed or sold in the ordinary course of business within a reasonable period of time. Except as set forth in Schedule 2.7, none of such inventories are obsolete or slow moving, and any obsolete or slow moving inventory has been written off or reserved against in the Year End Financials, Interim Financials and Inventory Statement, as applicable.

        2.8 No Indebtedness or Undisclosed Liabilities.

        Seller does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type related to the Business, whether accrued, absolute, contingent, matured, unmatured or other which is required to be reflected in financial statements in accordance with GAAP and which has not been reflected on the Current Balance Sheet.

        2.9 No Changes. Except as set forth on Schedule 2.9, since June 30, 2000, there has not been, occurred or arisen any:

                (a) transaction by Seller related to the Business except in the ordinary course of business as conducted on that date and consistent with past practices;

                (b) with respect to the Business, capital expenditure or commitment by Seller in excess of $50,000 individually or $250,000 in the aggregate;

                (c) destruction of, damage to or loss of any material assets of Seller relating to the Business;

                (d) change or, to the Seller's knowledge, any threat of any change in any of its relations with, or any loss or, to the knowledge of the Seller, threat of loss of, any of the suppliers, distributors or customers of the Business;

                (e) claim of wrongful discharge, or other unlawful labor practice or action with respect to the Business or any Business Employee, whether written or oral, nor does Seller have reasonable basis to believe that such claims are threatened;

                (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller and related to the Business, except as may be required by GAAP;

                (g) amendments or changes to the Organizational Documents of Seller related to the Business;

                (h) revaluation by Seller of any of its assets related to the Business;

                (i) acquisition, sale, license or other disposition or transfer of any of the material assets or properties of Seller related to the Business, except for sales of inventory in the ordinary course of business as conducted on that date and consistent with past practices;

                (j) amendment or termination of any Contract or License;

                (k) the commencement, settlement, notice or, to the knowledge of Seller, threat (directly or indirectly) of, any lawsuit or proceeding by or against Seller or investigation of Seller or its affairs affecting or relating in any way to the Business;

                (l) increase in the salary or other compensation payable or to become payable by Seller to any of the Business Employees (other than normal annual raises in accordance with past practice), or the declaration, payment or commitment or obligation of any kind for the payment, by Seller, of

                (m) a bonus or other additional salary or compensation to any Business Employee;

                (n) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any Business Employee outside the ordinary course of business;

                (o) change in any election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in any of the foregoing cases that would affect Buyer's possession or use of the Purchased Assets or operation of the Business;

                (p) agreement, whether oral or written, by Seller or any officer or employee thereof to do any of the foregoing (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement); or

                (q) any other change that would result in a Business Material Adverse Effect.

        2.10 Taxes.

                (a) To the extent that the failure to do any of the following could adversely affect the Purchased Assets, Buyer's use of the Purchased Assets or Buyer's operation of the Business: (i) Seller has (1) timely filed all Tax returns or reports which are due on or before the Closing Date, (2) paid all Taxes which are shown to have become due pursuant to such returns and (3) paid all other Taxes for which a notice of assessment or demand for payment has been received and payment is due on or before the Closing Date, except for such Taxes that are being disputed in good faith and for which adequate reserves are being maintained; (ii) all Tax returns have been prepared in accordance with applicable laws and requirements and are true and correct in all material respects; (iii) all Taxes for periods beginning after the last day of Seller's last completed fiscal year are adequately provided for on the books of Seller;
(iv) Seller has filed all information returns or reports that are required to be filed and has reported all information required to be included in such returns or reports with reasonable accuracy; and (v) Seller has not received notice from a taxing authority in a jurisdiction in which Seller does not file Tax returns asserting that Seller is or may be subject to Tax in that jurisdiction.

                (b) All deficiencies resulting from tax audits of Seller have been paid or are adequately provided for in the Financial Statements, except to the extent that the failure to so pay or provide for would not adversely affect the Purchased Assets, Buyer's use of the Purchased Assets or Buyer's operation of the Business. Seller has not (i) executed a waiver or consent extending any statute of limitation for federal income or other Tax liability which remains outstanding, or (ii) entered into a closing agreement with any taxing authority or applied for a Tax ruling which, in the case of either of clauses (i) or (ii), would have continuing effect with respect to the Purchased Assets or the Business following the Closing.

        2.11 Restrictions on Business Activities.

        There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or which has or may reasonably be expected to have the effect of prohibiting any business practice of Seller related to the Business or otherwise limiting the freedom of Seller to engage in any line of business related to the Business or to compete with any Person in any respect relating to the Business.

        2.12 Title to Properties; Absence of Encumbrances; Condition of Certain Assets.

        Except as described in Schedule 2.12 (the "Permitted Encumbrances"), Seller has and, upon the sale contemplated hereby, Buyer will be vested with, good and marketable title to the Purchased Assets, free and clear of any and all pledges, liens, claims, restrictions, encumbrances or security interests of any kind or nature. All tangible assets included among the Purchased Assets are in good operating condition, subject to normal wear and tear.

        2.13 Intellectual Property.

                (a) Schedule 2.13(a) contains a complete and correct list of (i) all Patents and invention disclosures, (ii) all Trademarks, (iii) all Copyrights, (iv) all Mask Works and (v) the subject of any trade secrets, in each case that are owned by Seller and that are exclusively related to the Business or more closely related to the Business than to the business to be continued after the Closing by Seller (all of the foregoing, the "Assigned IP"), specifying, as to each such item that is the subject of an application, certificate or registration filed with, issued by, or recorded by a Governmental Entity, (1) the jurisdiction in which the item is issued, registered or recorded, (2) the filing date and (3) in the case of issued Patents, the expiration date.

                (b) Schedule 2.13(b) contains a complete and correct list of (i) all Patents and invention disclosures, (ii) all Trademarks, (iii) all Copyrights, (iv) all Mask Works and (v) the subjects of any trade secrets, in each case that are owned by Seller and relating to the Business or otherwise of general applicability to the field of technology in which the Business operates, but not included on Schedule 2.13(a) (all of the foregoing, the "Licensed IP"), specifying, as to each such item that is the subject of an application, certificate or registration filed with, issued by or recorded by a Governmental Entity, (1) the jurisdiction in which the item is issued, registered or recorded, (2) the filing date and (3) in the case of issued Patents, the expiration date.

                (c) Schedule 2.13(c) contains a complete and correct list of all Intellectual Property Rights relating to the Business which are licensed by Seller from or jointly owned by Seller with a third party pursuant to license or other agreements (excluding commercial off-the-shelf software) (the "Third-Party Licensed IP").

                (d) Each item of Assigned IP and Licensed IP is in full force and effect, any maintenance or similar fees due thereon prior to 30 days after the Closing Date have been paid and all necessary documents and certificates in connection with such Assigned IP and Licensed IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other foreign jurisdictions, as the case may be, for the purposes of maintaining the same. None of the Assigned IP or Licensed IP is subject to any cancellation, reissue, interference or reexamination proceeding or any other actual or, to the knowledge of Seller, threatened, proceeding which challenges its scope or validity.

                (e) Seller owns and has good title to each item of Assigned IP and Licensed IP, free and clear of any Encumbrances and each such item is freely assignable or licensable by Seller, as the case may be, without the consent or permission of, or the accounting or payment of consideration to, any third party.

                (f) Except as set forth on Schedule 2.13(f), the operation of the Business as it currently is conducted does not infringe or misappropriate the Intellectual Property Rights of any third party, violate the rights of any third party (including rights to privacy or publicity), or constitute unfair competition. Seller has not received written notice from any third party claiming, directly or indirectly, that such operation requires a license from or the permission of such third party (including a request to meet with representatives of Seller to discuss such matters) or that such operation constitutes or might constitute any such infringement, misappropriation, violation or unfair competition.

                (g) To Seller's knowledge, no third party is infringing or misappropriating any of Seller's Intellectual Property Rights relating to the Business, including any Assigned IP or Licensed IP.

                (h) No Intellectual Property Right of Seller relating to the Business, including the Assigned IP and Licensed IP, is subject to any outstanding decree, order, judgment, or stipulation restricting the use thereof.

                (i) The Assigned Technology, Licensed IP and Third-Party Licensed IP include all Intellectual Property Rights necessary for the operation of the Business. None of the Intellectual Property Rights necessary for the operation of the Business will be impaired, limited or otherwise adversely affected by the Closing or the transactions contemplated hereby, or, to the knowledge of Seller, by the operation of the Business following the Closing by Buyer.

        2.14 Agreements, Contracts and Commitments.

                (a) Except as set forth on Schedule 1.1(a) or Schedule 2.14, with respect to its operation of the Business, Seller is not a party to, the operations of the Business are not subject to and none of the Purchased Assets are bound by, any lease, contract, commitment or other agreement, oral or written, formal or informal, of any the following types:

                        (i) mortgages, indentures, security agreements or other agreements and instruments relating to the borrowing of money, the extension of credit or the granting of liens or encumbrances;

                        (ii) employment and consulting agreements;

                        (iii) union or other collective bargaining agreements;

                        (iv) powers of attorney;

                        (v) sales agency, manufacturers representative and distributorship agreements or other distribution or commission arrangements;

                        (vi) licenses of or to patent, trademark or other intellectual property rights;

                        (vii) agreements, orders or commitments for the purchase of services, raw materials, supplies or finished products from any one supplier for an amount in excess of $50,000;

                        (viii) agreements, orders or commitments for the sale of products or services for more than $50,000 to any single purchaser;

                        (ix) contracts or options relating to the sale by Seller of any asset, other than sales of inventory in the ordinary course of business;

                        (x) agreements or commitments for capital expenditures in excess of $50,000 for any single project;

                        (xi) joint venture agreements;

                        (xii) agreements requiring the consent of any party thereto as to the consummation of the transactions contemplated hereby;

                        (xiii) agreements, arrangements or understandings with any Affiliate of Seller;

                        (xiv) lease agreements under which Seller is either lessor or lessee;

                        (xv) agreement, contract or commitment for any charitable or political contribution; or

                        (xvi) other agreements, contracts and commitments which are material to the Business.

                (b) All leases, contracts, commitments and other agreements listed on Schedule 1.1(a) and Schedule 2.14 are in full force and effect; all parties to such leases, contracts and other commitments have complied with the provisions thereof; no such party is in default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any party under any provision thereof.

        2.15 Interested Party Transactions.

        No officer or director of Seller has, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that Seller furnishes or sells, or proposes to furnish or sell, or
(ii) any interest in any entity that purchases from or sells or furnishes to Seller, any goods or services, or (iii) a beneficial interest in any Contract; provided, however, that ownership of no more than five percent of the outstanding publicly traded voting stock of a corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.15.

        2.16 Litigation.

        Except as described on Schedule 2.16, there is no action, order, writ, injunction or decree outstanding or claim, suit, litigation, proceeding, arbitral action or investigation (any of which, an "Action") pending or, to the knowledge of Seller, threatened against, relating to or affecting (i) the Purchased Assets or the Business or (iii) the transactions contemplated by this Agreement, at law or in equity, by or before any court or Governmental Entity and, to Seller's knowledge, there is no reasonable basis for any such Action. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller or the Business or affecting any of the Purchased Assets.

        2.17 Environmental Matters.

                (a) Hazardous Materials Activities. To the extent that the failure to do so could adversely affect the Purchased Assets, Buyer's use of the Purchased Assets or Buyer's operation of the Business, to Seller's knowledge Seller has conducted all activities relating to the Business in compliance with all applicable Environmental Laws.

                (b) Environmental Litigation. No Action is pending, or to the best of Seller's knowledge, threatened, concerning or relating to any Environmental Permit or violation of or non-compliance with any Environmental Law of Seller related to the Business.

        2.18 Brokers' and Finders' Fees; Third Party Expenses.

        Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

        2.19 [Reserved].

        2.20 Compliance with Legal Requirements.

        Seller has complied in all material respects with, is not in violation of, and has not received any notices of violation or investigation with respect to, any foreign, federal, state or local statute, law or regulation, except to the extent that any non-compliance, violation, notice or investigation would not adversely affect the Purchased Assets, Buyer's use of the Purchased Assets or Buyer's operation of the Business.

        2.21 Insurance.

        There is no claim by Seller pending under any insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations or employees of the Business. All premiums due and payable under all such policies and bonds have been paid, and Seller is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Seller has no knowledge of threatened termination of, or premium increase with respect to, any of such policies.

        2.22 Product Warranty.

        Schedule 2.22 sets forth the standard warranty terms pursuant which the products of the Business are sold. Except as set forth on Schedule 2.22, all products and equipment manufactured, sold, leased or delivered by Seller relating to the Business have been in conformity with all material contractual commitments or other legal obligations, and Seller does not have any liability for replacement or repair thereof or other damages in connection therewith in excess of any warranty reserve established with respect thereto and included on the Current Balance Sheet. Seller has not been notified of any claims for (and Seller has no knowledge of any threatened claims for) any defective product returns, warranty obligations or product services relating to any of its products or services related to the Business.

        2.23 Product Liability.

        To Seller's knowledge, Seller does not have any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products or equipment manufactured, sold, leased or delivered by Seller or with respect to any services rendered by Seller as part of the Business.

        2.24 Customers and Suppliers.

        Schedule 2.24 sets forth the names and addresses of the 10 most significant customers, suppliers and subcontractors of Seller, with respect to the Business, by dollar volume of sale and purchases, respectively for the fiscal year ended December 31, 1999. Seller has not received any notice that any of such customers has ceased, or will cease, to use the products, equipment, goods or services of Seller, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time. Seller has not received any notice from any of such suppliers of Seller to the effect that such supplier will stop, materially decrease the rate of, or materially change the terms with respect to, supplying materials, products or services to Seller.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller that on the date hereof and as of the Closing Date, as follows, provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

        3.1 Organization.

        Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect and
(iii) has the requisite power and authority to execute, deliver and perform this Agreement and all Related Agreements.

        3.2 Authority; Consents.

                (a) The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each of the Related Agreements has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement or any Related Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the

Certificate of Incorporation or Bylaws of Buyer or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for such consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Buyer Material Adverse Effect.

                                   ARTICLE IV
                        CONDUCT PRIOR TO THE CLOSING DATE

        4.1 Conduct of Business of Seller.

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Seller agrees, except to the extent that Buyer shall otherwise consent in writing, to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Seller when due, to pay or perform other obligations when due, and, to the extent consistent with the Business, use commercially reasonable efforts consistent with past practice and policies to preserve intact Seller's present business organizations, keep available the services of the officers and key employees of the Business and preserve the relationships of the Business with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Business, in all material respects, all with the goal of preserving unimpaired the goodwill and ongoing business of the Business at the Closing. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of Seller and any material event involving Seller that could adversely affect the performance of Seller's obligations under this
Section 4.1. Except as expressly contemplated by this Agreement, Seller shall not without the prior written consent of Buyer take any action that, at the time of taking such action, would result in the material breach of the representation and warranty contained in Section 2.9.

        4.2 No Solicitation.

        Until the earlier of (i) the Closing Date, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Seller shall not (nor shall Seller permit, as applicable, any of Seller's officers, directors, employees, agents, or representatives to), directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Purchased Assets, (b) disclose any information not customarily disclosed to any third party concerning the Purchased Assets or the Business, or afford to any person or entity access to its properties, technologies, books or records concerning the Purchased Assets or the Business not customarily afforded such access, (c) assist or cooperate with any third party to make any proposal to purchase all or any material part of the Purchased Assets or the Business other than inventory in the ordinary course of business, or (d) enter into any agreement with any third party providing for the acquisition of the Business. In the event that Seller or any of Seller's Affiliates shall receive, prior to the Closing Date or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a), (c) or (d) above, or any request for disclosure or access pursuant to clause (b) above, Seller shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Business Employees.

                (a) Schedule 5.1 identifies certain employees of Seller employed in connection with the Business (the "Business Employees") by (i) name, (ii) location, (iii) title or function, (iv) date of hire, (v) social security number, (vi) accrued but unused vacation and the amount owed to each employee in respect thereof and (vii) accrued but unused sick leave and the amount owed to each employee in respect thereof. Seller shall terminate each Business Employee immediately prior to the Closing and Buyer shall extend offers of employment to each Business Employee, such employment to be effective immediately upon such termination by Seller, provided that Buyer reserves the right not to make an employment offer to any Business Employee upon notice to Seller not less than 10 days before the Closing. Buyer shall have no obligation to make employment offers to any employee of Seller who is not a Business Employee. Buyer shall not assume any liability, cost or expense of Seller with respect to any of Seller's employees, including the Business Employees and with respect to their termination by Seller. In furtherance and not in limitation of the foregoing, Buyer may decide in its sole and absolute discretion not to employ certain or all Business Employees following the Closing, or to employ them with such benefits (including vacation, insurance and severance benefits) as Buyer may adopt from time to time in its sole and absolute discretion. No such act of Buyer shall be construed as an assumption by Buyer of any obligation of Seller in connection with any employee, whether incurred before or after the Closing Date. Any Business Employee who receives and accepts an offer of employment from Buyer is hereinafter referred to as a "Transferred Employee."

                (b) Seller shall assist Buyer in hiring Business Employees.

                (c) For purposes of eligibility and vesting in any employee benefit plan of the Buyer for which a Transferred Employee otherwise becomes eligible, such Transferred Employee shall be given credit under such plan for all service prior to the Closing with Seller except with respect to Buyer's 401(k) plan. Nothing contained in this Agreement shall confer upon any Transferred

Employee any right with respect to employment by Buyer, nor shall anything herein interfere with the right of Buyer, following any employment of any Transferred Employee, to terminate the employment of any such Transferred Employee at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of any such Transferred Employee.

        5.2 Access to Information.

        Seller shall afford Buyer and its accountants, counsel and other representatives, reasonable access during the period prior to the Closing Date to (i) all of Seller's properties, books, contracts, commitments and records relating to the Business, (ii) all other information concerning the Business as Buyer may reasonably request, and (iii) all Business Employees. To the extent relevant to the transactions contemplated hereby, Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with the terms and provisions hereof.

        5.3 Confidentiality.

        Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.2 hereof, or pursuant to the negotiation and execution of this Agreement, any Related Agreement or the effectuation of the transactions contemplated hereby or thereby, shall be maintained in confidence pursuant to that certain Non-Disclosure Agreement dated July 27, 2000 between Buyer and Seller.

        5.4 Expenses.

        Whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with such transactions including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses.

        5.5 Public Disclosure.

        No public disclosure (whether or not in response to an inquiry) shall be made by any party hereto regarding the subject matter of this Agreement unless approved by the other parties hereto prior to release or unless such disclosure is required by law or by the rules of the New York Stock Exchange or the Nasdaq National Market.

        5.6 Consents.

        Seller shall use its reasonable best efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts or Licenses as may be required in connection with the transactions contemplated hereby so as to preserve all rights of, and benefits to, Buyer thereunder.

        5.7 Reasonable Efforts.

        Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        5.8 Additional Documents and Further Assurances.

        Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

        5.9 [Reserved].

        5.10 [Reserved].

        5.11 Non-Competition.

                (a) For a period of two years from and after the Closing Date, Seller will not and will cause its Affiliates not to, other than in the performance of Seller's obligations under the Transition Services Agreement, for its own account or for the account of others, directly or indirectly, (i) engage in any Competing Business, or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control of any Person who or which at any relevant time during such period is engaged in any Competing Business or (iii) sell, transfer, assign, license, sub-license or otherwise transfer Intellectual Property Rights to any Person who or which at any relevant time during such period directly or indirectly is engaged in any Competing Business.

                (b) "Competing Business" shall mean the design, development, production, manufacture, assembly, testing, distribution, marketing or sale of
(i) any Business Product or (ii) any product that is derived from or based upon a Business Product or that fulfills substantially the same function as a Business Product (as determined from such product's data sheet), regardless of when such activities take place or by whom they are undertaken.

                (c) The restrictive covenant contained in this Section is a covenant independent of any other provision of this Agreement and the existence of any claim which Seller may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Seller agrees that Buyer's remedies at law for any breach or threat of breach by Seller of the provisions of this Section will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seeks to enforce this covenant. Should any provisions of this Section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

        5.12 Employee Retention Program.

        In accordance with the employee retention program established by Seller prior to the date hereof, Buyer shall notify and certify to Seller, as soon as practicable after November 1, 2000, specifying as to each Transferred Employee that remains permanently employed by Buyer as of such date (a "Retained Employee"), (i) such employee's name, (ii) such employee's base salary as paid by Seller as of the Closing Date and (iii) the amount of FICA and other Tax obligations to be incurred by Buyer as a result of Buyer's payments to Retained Employees under this Section 5.12, net of any tax benefit to Buyer relating thereto. Within five business days after receiving such notice from Buyer, Seller shall pay to Buyer an amount per Retained Employee equal to three months' base salary for such Retained Employee, based on the salary information specified under clause (ii) above (the "Bonus"), plus the aggregate amount of the obligations stated in clause (iii) above. Buyer shall remit Bonus amounts in their entirety to the respective Retained Employees as soon as practicable following receipt from Seller.

                                   ARTICLE VI
                            CONDITIONS TO THE CLOSING

        6.1 Conditions to Obligations of Each Party.

        The respective obligations of Seller and Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

        No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; provided, that Buyer and Seller have used reasonable efforts to remove such injunction, order, restraint or prohibition, subject to Section 5.7; nor shall any proceeding brought by a Governmental Entity, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

        6.2 Additional Conditions to Obligations of Seller.

        The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                (a) Representations, Warranties and Covenants. (i) The representations and warranties of Buyer in this Agreement (other than the representations and warranties of Buyer as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects on and as of Closing Date as though such representations and warranties were made on and as of such time, and (ii) Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                (b) Certificate of Buyer. Seller shall have been provided with a certificate executed on behalf of Buyer by an authorized officer to the effect that, as of the Closing Date:

                        (i) All representations and warranties of Buyer in this Agreement (other than the representations and warranties of Buyer as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                        (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before such date have been so performed.

        6.3 Additional Conditions to the Obligations of Buyer.

        The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                (a) Representations, Warranties and Covenants. (i) The representations and warranties of Seller in this Agreement (other than the representations and warranties of Seller as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                (b) Certificate of Seller. Buyer shall have been provided with a certificate executed on behalf of Seller by its President to the effect that, as of the Closing Date:

                        (i) All representations and warranties of Seller in this Agreement (other than the representations and warranties of Seller as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time;

                        (ii) all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed; and

                        (iii) the condition set forth in Section 6.3(c) has been satisfied.

                (c) No Material Adverse Effects. There shall not have occurred any change in the business, assets, prospects, financial condition or results of operations of Seller that would cause a Business Material Adverse Effect.

                                   ARTICLE VII
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES;REMEDIES

        7.1 Representations, Warranties and Covenants; Right to Indemnification Not Affected by Knowledge.

        Except as provided in Section 7.2(c), all representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranties covenants or obligations.

        7.2 Indemnification.

                (a) Indemnification by Seller. Seller shall defend, indemnify and hold Buyer and its officers, directors and Affiliates (the "Buyer Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (collectively, "Losses") incurred by a Buyer Indemnified Party directly or indirectly as a result of:

                        (i) any inaccuracy or breach of a representation or warranty of Seller contained in this Agreement or any certificate delivered by Seller in connection herewith;

                        (ii) any failure by Seller to perform or comply with any covenant contained in this Agreement;

                        (iii) any Loss arising out of or resulting from any claim asserted with respect to the Excluded Assets or Excluded Liabilities; and

                        (iv) any Loss arising out of or resulting from the patent infringement lawsuit filed against Seller by Pioneer Magnetics, Inc.

        The remedies provided in this Section 7.2(a) will not be exclusive of or limit any other remedies that may be available to Buyer or other Buyer Indemnified Parties.

                (b) Indemnification by Buyer. Buyer shall defend, indemnify and hold Seller and its officers, directors and Affiliates (collectively, the "Seller Indemnified Parties") harmless against all Losses incurred by a Seller Indemnified Party directly or indirectly as a result of:

                        (i) any inaccuracy or breach of a representation or warranty of Buyer contained in this Agreement or any certificate delivered by Buyer in connection herewith; or

                        (ii) any failure by Buyer to perform or comply with any covenant contained in this Agreement; or

                        (iii) any Loss resulting from or arising out of the failure by Buyer to pay or discharge, or cause to be paid or discharged, any of the Assumed Liabilities.

        The remedies provided in this Section 7.2(b) will not be exclusive of or limit any other remedies that may be available to Seller or other Seller Indemnified Parties.

                (c) Time Limitations. Except as provided below, the representations and warranties in this Agreement, and in any certificate delivered in connection herewith, will survive the Closing for a period of 18 months and any claims (for indemnification or otherwise) on the basis of inaccuracies or breaches of such representations and warranties must be asserted prior to the end of such period. A claim with respect to Section 2.13 must be asserted within the three-year period following the Closing Date. A claim with respect to Sections 2.1, 2.2, 3.1 or 3.2 may be made at any time. A claim with respect to Sections 2.10 or 2.17 may be made no later than upon the expiration of the applicable statute of limitations relating thereto. Any time limitation under this paragraph will not affect any claim if the claiming party has given written notice to the other party of the facts and circumstances underlying such claim in reasonable detail prior to the expiration of such time limitation.

                (d) Limitation on Amount-Seller. Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Sections 7.2(a)(i) and 7.2(a)(ii) until the total of all Losses with respect to such matters exceeds $100,000 in the aggregate, and then only to the extent of such excess. In the absence of fraud, Seller will have no liability (for indemnification or otherwise) for an amount in excess of $2.0 million with respect to all claims made under Sections 7.2(a)(i) and 7.2(a)(ii) of this Agreement (including with respect to claims relating to inaccuracies or breaches of the representations and warranties in Section 2.13), provided that Seller may be liable for an additional $1.0 million with respect to claims relating only to inaccuracies or breaches of the representations and warranties in Section 2.13 and provided, further, that Seller's covenant to indemnify the Buyer Indemnified Parties under Sections 7.2(a)(iii) and 7.2(a)(iv) shall not be considered a covenant limited by the limitations under this Section 7.2(d).

                (e) Limitation on Amount-Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Sections 7.2(b)(i) or 7.2(b)(ii) until the total of all Losses with respect to such matters exceeds $100,000 in the aggregate, and then only to the extent of such excess, provided, that, in and the absence of fraud, Buyer will have no liability (for indemnification or otherwise) for an amount in excess of $2.5 million with respect to claims made under Sections 7.2(b)(i) or 7.2(b)(ii) of this Agreement and provided, further, that Buyer's covenant to indemnify the Seller Indemnified Parties under Section 7.2(b)(iii) shall not be considered a covenant limited by the limitations under this Section 7.2(e).

                (f) Indemnification Procedure-Third-Party Claims.

                        (i) Promptly after receipt by an indemnified party under
Section 7.2(a) or 7.2(b) of notice of the commencement of any action, suit or other proceeding (any of which, a "proceeding") against it, such indemnified party will, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                        (ii) If any proceeding referred to in the preceding paragraph is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (1) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate or (2) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article VII for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (1) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification hereunder; (2) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any law, regulation, order or decree, or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (3) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding, and the indemnifying party does not, within 20 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                        (iii) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                (g) Indemnification Procedure-Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination

        Except as provided in Section 8.2 below, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                (a) by mutual agreement of Seller and Buyer;

                (b) by Seller or Buyer if: (i) the Closing has not occurred by October 15, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing the Closing; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation of the transactions contemplated hereby illegal;

                (c) by Buyer or Seller if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of all or a portion of the Business or (ii) compel Buyer or Seller to dispose of or hold separate all or a portion of the Business as a result of the transactions contemplated hereby;

                (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any provision contained in this Agreement on the part of Seller and such breach has not been cured within 30 days after written notice to Seller; provided, however, no cure period shall be required for a breach which by its nature cannot be cured; or

                (e) by Seller if Seller is not in material breach of its obligations under this Agreement and there has been a material breach of any provision contained in this Agreement on the part of Buyer and such breach has not been cured within 30 days after written notice to Buyer; provided, however, no cure period shall be required for a breach which by its nature cannot be cured.

        8.2 Effect of Termination.

        In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or (if applicable) their respective officers, directors or stockholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination and the terminating party's right to pursue all legal remedies will survive such termination unimpaired; and provided, further, that, the provisions of Sections 5.3, 5.4 and 5.5, Articles IX and X hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

        8.3 Amendment.

        This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver.

        At any time prior to the Closing, Buyer and Seller may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                                   DEFINITIONS

        9.1 Defined Terms

        As used in this Agreement, the following terms shall have the following meanings:

        "Accounts Receivable" shall have the meaning set forth in Section 2.8.

        "Action" shall have the meaning set forth in Section 2.16.

        "Affiliate" shall have the meaning set forth in the Exchange Act.

        "Agreement" shall mean this Asset Purchase Agreement made and entered into as of the date set forth in the first paragraph hereof by and between Buyer and Seller, as amended by all amendments made in accordance with the provisions hereof,

        "Assigned IP" shall have the meaning given in Section 2.13(a) of this Agreement.

        "Assumed Liabilities" shall have the meaning given in Section 1.3(a) of this Agreement.

        "Assumption Agreement" shall have the meaning given in Section 1.3(a) of this Agreement.

        "Bill of Sale" shall have the meaning given in Section 1.6(a)(i) of this Agreement.

        "Business" shall mean Seller's business of designing, manufacturing or having manufactured, marketing and selling the Business Products.

        "Business Employee" shall have the meaning set forth in Section 5.1(a) of this Agreement.

        "Business Products" shall mean all semiconductor devices and products that are not networking or wireless products ever developed, manufactured or sold by Seller prior to the Closing Date, including those set forth on Exhibits A-1 and A-2 attached to this Agreement.

        "Business Records" shall have the meaning set forth in Section 1.1(d) of this Agreement.

        "Buyer" shall have the meaning as set forth in the first paragraph of this Agreement.

        "Buyer Indemnified Party" shall have the meaning set forth in Section 7.2(a).

        "Closing" shall have the meaning set forth in Section 1.3 of this Agreement.

        "Closing Statement" shall have the meaning set forth in Section 1.2(c) of this Agreement.

        "Closing Date" shall have the meaning set forth in Section 1.3 of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Conflict" shall have the meaning set forth in Section 2.3 of this Agreement.

        "Contract" shall have the meaning set forth in Section 1.1(a) of this Agreement.

        "Copyrights" shall mean all copyrighted works of any country, whether registered or unregistered, applications for copyright registrations and application-specific software.

        "Current Balance Sheet" shall have the meaning set forth in Section 2.5 of this Agreement.

        "Dispute Notice" shall have the meaning set forth in Section 1.4(c) of this Agreement.

        "Encumbrance" means any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Environmental Laws" shall mean all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity relating to pollution or protection of persons or the environment or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

        "Environmental Permit" shall mean any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Entity with respect to any Environmental Law.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" shall have the meaning given in Section 1.2 of this Agreement.

        "Excluded Contracts" shall have the meaning set forth in Section 1.2(g) of this Agreement.

        "Excluded Liabilities" shall have the meaning given in Section 1.3(b) of this Agreement.

        "FICA" shall mean the Federal Insurance Contribution Act.

        "FUTA" shall mean the Federal Unemployment Tax Act.

        "GAAP" shall mean U.S. generally accepted accounting principles.

        "Governmental Entity" shall mean any local, state, provincial, federal or international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement.

        "Governmental Permits" shall have the meaning set forth in Section 1.1(j) of this Agreement.

        "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction, safety or the environment.

        "Hazardous Materials Activity" shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale or distribution of any Hazardous Material or any product containing a Hazardous Material.

        "Home-Grown Software" shall have the meaning set forth in the IP License Agreement.

        "Indebtedness" shall mean, as to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) any indebtedness, whether or not of such Person, that is secured by any Encumbrance on the property of such Person and (d) any indebtedness, whether or not of such Person, that is guaranteed by such Person.

        "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) Patents; (ii) Copyrights; (iii) Trademarks; (iv) Mask Works; (v) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (vi) all databases and data collections and all rights therein throughout the world; and
(vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

        "Interim Financials" shall have the meaning set forth in Section 2.5 of this Agreement.

        "Inventory Value" shall have the meaning set forth in Section 1.4(b) of this Agreement.

        "IP License Agreement" shall have the meaning given in Section 1.9 of this Agreement.

        "IRS" shall mean the U.S. Internal Revenue Service.

        "to Seller's knowledge" and correlative terms means the actual knowledge, after reasonable inquiry, of Seller's executive officers, as such term is defined under the Exchange Act.

        "Licensed IP" shall have the meaning given in Section 2.13(b) of this Agreement.

        "Licenses" shall have the meaning set forth in Section 1.1(i) of this Agreement.

        "Loss" shall have the meaning set forth in Section 7.2 of this Agreement.

        "Mask Works" shall mean all mask works of any country, whether registered or unregistered, and applications for mask work registration.

        "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is, or would reasonably be expected to be, materially adverse to (i) the business, assets, capitalization, financial condition, prospects or results of operations of such entity and all of its subsidiaries (if any) considered as a whole, (ii) the ability of such entity and all of its subsidiaries (if any) considered as a whole to perform its obligations under this Agreement and to consummate the transactions provided for hereunder or (iii) the ability of such entity and all of its subsidiaries (if any) considered as a whole to substantially conduct its business as presently conducted.

        "Organizational Documents" shall mean those documents of any Person on file with the Secretary of State in its jurisdiction of formation and the bylaws (or equivalent governing documents) of such Person.

        "Patents" shall mean U.S. and foreign patents, patent applications and industrial design registrations, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and reexaminations of the foregoing).

        "Permitted Encumbrances" shall have the meaning given in Section 2.12 of this Agreement.

        "Person" shall mean any individual, corporation, limited liability company, trust, partnership, association, Governmental Entity or other entity.

        "Purchase Price" shall have the meaning set forth in Section 1.4(a) of this Agreement.

        "Purchased Assets" shall have the meaning given in Section 1.1 of this Agreement.

        Agreement.

        "Related Agreements" shall mean the Assumption Agreement, the Bill of Sale and the Transition Services Agreement.

        "SEC" shall mean the U.S. Securities and Exchange Commission.

        "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

        "Seller Indemnified Party" shall have the meaning set forth in Section 7.2(b) of this Agreement.

        "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to each such amount; (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined in unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clauses
(i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        "Third-Party Licensed IP" shall have the meaning given in Section 2.13(c) of this Agreement.

        "Trademarks" shall mean registered and unregistered trademarks, service marks, trade names and applications for the foregoing.

        "Transferred Employee" shall have the meaning set forth in Section 5.1(a) of this Agreement.



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

        "Transition Services Agreement" shall have the meaning given in Section 1.6(a)(v) of this Agreement.

        "Year-End Financials" shall have the meaning set forth in Section 2.5 of this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented courier service, mailed by registered or certified mail (return receipt requested) or sent by fax (with confirmation of receipt) at the following addresses and fax numbers (or at such other address or number for a party as shall be specified by like notice):

               (a)    if to Buyer, to:

                      Fairchild Semiconductor Corporation
                      82 Running Hill Road
                      South Portland, ME  04106
                      Attention:  General Counsel
                      Fax: (207) 761-6020

               (b)    if to Seller, to:

                      Micro Linear Corporation
                      2092 Concourse Drive
                      San Jose, CA 95131
                      Attention: President
                      Fax: (408) 432-0363

                      With a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, CA 94304
                      Attention: J. Robert Suffoletta
                      Fax: (650) 493-6811

        10.2 Interpretation.

        The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation" unless expressly provided otherwise in such case. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. All references to any exhibit, section, subsection or paragraph refer to the corresponding exhibit, section, subsection or paragraph of this Agreement. The headings contained



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

in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.3 Counterparts.

        This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of signature pages of this Agreement, any Related Agreement or any instruments or certificates contemplated hereby or thereby via facsimile transmission shall be valid and effective for all purposes.

        10.4 Entire Agreement; Assignment.

        This Agreement (including the recitals), the Related Agreements, the Exhibits hereto and thereto, the Schedules the documents and instruments and other agreements among the parties hereto referenced herein or dated the date hereof: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided in this Agreement; provided, however, that Buyer may assign all, but not less than all of its rights and obligations under this Agreement, either before or after the Closing Date, to its parent or to any subsidiary or Affiliate provided that the assignee agrees to be bound by the provisions of, and in the reasonable judgment of Seller has the financial capacity to perform the obligations of Buyer under, this Agreement, in each case to the same extent as Buyer prior to such assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

        10.5 Severability.

        In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Specific Performance; Other Remedies.

        The parties hereto agree that irreparable damage would occur in the event that the material provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that the parties hereto shall be entitled to seek an injunction or injunctions to prevent material breaches of the provisions of this Agreement and to enforce specifically the material terms and provisions hereof in any court of the United States or any state within the United States having jurisdiction, this being in addition to any other remedy to which any party hereto may be entitled at law or in equity. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7 Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        10.8 Rules of Construction.

        The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.9 Schedules.

        The disclosures in the Schedules must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

        10.10 No Third-Party Beneficiary.

        This Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any third party, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.



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                                      -36-

        IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be duly signed, all as of the date first written above.


FAIRCHILD SEMICONDUCTOR
CORPORATION


By:
   ---------------------------------
   Name: Joseph R. Martin
   Title: Executive Vice President
          and Chief Financial Officer


MICRO LINEAR CORPORATION


By:
   ---------------------------------
   Name:
   Title:

Exhibit A-Business Products

Exhibit B-Form of Assumption Agreement

Exhibit C-Form of Bill of Sale



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